Exhibit (99)(a)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

As of December 31, 2006 and 2005, and

For the Three Years Ended December 31, 2006

The “Bank” as noted herein refers to Wachovia Bank, National Association.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTARY

CONSOLIDATING FINANCIAL INFORMATION

The Board of Directors

Wachovia Corporation

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Wachovia Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and have issued our unqualified reports dated February 23, 2007, with respect to the consolidated balance sheets of Wachovia Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements of Wachovia Corporation and subsidiaries taken as a whole. The accompanying supplementary consolidating financial information as of December 31, 2006 and 2005, and for each of years in the three-year period ended December 31, 2006, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

/s/    KPMG LLP

Charlotte, North Carolina

March 28, 2007

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

	December 31, 2006
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$15,509	464	(147)	15,826
Interest-bearing bank balances	1,033	—	1,134	2,167
Federal funds sold and securities purchased under resale agreements	8,061	1,497	7,365	16,923

Total cash and cash equivalents	24,603	1,961	8,352	34,916

Trading account assets	33,784	—	11,745	45,529
Securities	102,560	133	5,926	108,619
Loans, net of unearned income	290,193	125,357	4,608	420,158
Allowance for loan losses	(3,031)	(279)	(50)	(3,360)

Loans, net	287,162	125,078	4,558	416,798

Loans held for sale	12,571	—	(3)	12,568
Premises and equipment	3,998	497	1,646	6,141
Due from customers on acceptances	855	—	—	855
Goodwill	21,351	15,220	1,808	38,379
Other intangible assets	2,152	17	(534)	1,635
Other assets	29,087	3,355	9,239	41,681

Total assets	$518,123	146,261	42,737	707,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	67,893	166	(1,487)	66,572
Interest-bearing deposits	285,341	69,438	(13,893)	340,886

Total deposits	353,234	69,604	(15,380)	407,458
Short-term borrowings	26,075	2,399	20,683	49,157
Bank acceptances outstanding	863	—	—	863
Trading account liabilities	14,150	—	4,078	18,228
Other liabilities	12,871	1,135	5,998	20,004
Long-term debt	55,848	48,377	34,369	138,594

Total liabilities	463,041	121,515	49,748	634,304

Minority interest in net assets of consolidated subsidiaries	1,808	—	1,293	3,101

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	—
Common stock	455	—	5,892	6,347
Paid-in capital	37,356	16,750	(2,360)	51,746
Retained earnings	16,453	7,996	(10,726)	13,723
Accumulated other comprehensive income, net	(990)	—	(1,110)	(2,100)

Total stockholders’ equity	53,274	24,746	(8,304)	69,716

Total liabilities and stockholders’ equity	$518,123	146,261	42,737	707,121

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

	December 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$15,106	(34)	15,072
Interest-bearing bank balances	1,394	1,244	2,638
Federal funds sold and securities purchased under resale agreements	6,567	13,348	19,915

Total cash and cash equivalents	23,067	14,558	37,625

Trading account assets	31,472	11,232	42,704
Securities	108,334	5,364	113,698
Loans, net of unearned income	255,941	3,074	259,015
Allowance for loan losses	(2,629)	(95)	(2,724)

Loans, net	253,312	2,979	256,291

Loans held for sale	6,232	173	6,405
Premises and equipment	3,722	1,188	4,910
Due from customers on acceptances	824	—	824
Goodwill	19,645	2,162	21,807
Other intangible assets	1,963	(755)	1,208
Other assets	23,572	11,711	35,283

Total assets	$472,143	48,612	520,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	68,921	(1,434)	67,487
Interest-bearing deposits	264,859	(7,452)	257,407

Total deposits	333,780	(8,886)	324,894
Short-term borrowings	37,978	23,975	61,953
Bank acceptances outstanding	892	—	892
Trading account liabilities	12,640	4,958	17,598
Other liabilities	10,759	5,227	15,986
Long-term debt	26,991	21,980	48,971

Total liabilities	423,040	47,254	470,294

Minority interest in net assets of consolidated subsidiaries	1,729	1,171	2,900

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,734	5,189
Paid-in capital	34,604	(3,432)	31,172
Retained earnings	12,974	(1,001)	11,973
Accumulated other comprehensive income, net	(659)	(114)	(773)

Total stockholders’ equity	47,374	187	47,561

Total liabilities and stockholders’ equity	$472,143	48,612	520,755

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2006
(In millions)	The Bank	World Savings Bank (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$19,881	2,488	(393)	21,976
Interest and dividends on securities	6,129	27	277	6,433
Trading account interest	1,054	—	521	1,575
Other interest income	590	28	1,663	2,281

Total interest income	27,654	2,543	2,068	32,265

INTEREST EXPENSE
Interest on deposits	8,880	772	(533)	9,119
Interest on borrowings	4,632	712	2,553	7,897

Total interest expense	13,512	1,484	2,020	17,016

Net interest income	14,142	1,059	48	15,249
Provision for credit losses	504	(23)	(47)	434

Net interest income after provision for credit losses	13,638	1,082	95	14,815

FEE AND OTHER INCOME
Service charges and fees	2,703	26	1,507	4,236
Commissions	576	—	1,830	2,406
Fiduciary and asset management fees	708	—	2,540	3,248
Principal investing	—	—	525	525
Other income	5,622	(1)	(1,491)	4,130

Total fee and other income	9,609	25	4,911	14,545

NONINTEREST EXPENSE
Salaries and employee benefits	6,120	208	4,575	10,903
Occupancy and equipment	1,840	37	480	2,357
Other intangible amortization	331	74	18	423
Sundry expense	5,677	50	(1,934)	3,793

Total noninterest expense	13,968	369	3,139	17,476

Minority interest in income of consolidated subsidiaries	—	—	414	414

Income from continuing operations before income taxes	9,279	738	1,453	11,470
Income taxes	2,969	271	485	3,725

Income from continuing operations	6,310	467	968	7,745
Discontinued operations, net of income taxes	46	—	—	46

Net income	$6,356	467	968	7,791

(a)	Information is for the three months ended December 31, 2006. Golden West Financial Corporation and its subsidiaries were acquired on October 1, 2006.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$14,680	(710)	13,970
Interest and dividends on securities	5,590	193	5,783
Trading account interest	973	608	1,581
Other interest income	530	1,825	2,355

Total interest income	21,773	1,916	23,689

INTEREST EXPENSE
Interest on deposits	5,503	(206)	5,297
Interest on borrowings	2,919	1,792	4,711

Total interest expense	8,422	1,586	10,008

Net interest income	13,351	330	13,681
Provision for credit losses	182	67	249

Net interest income after provision for credit losses	13,169	263	13,432

FEE AND OTHER INCOME
Service charges and fees	2,352	1,290	3,642
Commissions	602	1,741	2,343
Fiduciary and asset management fees	814	2,197	3,011
Principal investing	2	399	401
Other income	3,068	(246)	2,822

Total fee and other income	6,838	5,381	12,219

NONINTEREST EXPENSE
Salaries and employee benefits	5,440	4,231	9,671
Occupancy and equipment	1,726	425	2,151
Other intangible amortization	384	32	416
Sundry expense	4,006	(397)	3,609

Total noninterest expense	11,556	4,291	15,847

Minority interest in income of consolidated subsidiaries	—	342	342

Income from continuing operations before income taxes	8,451	1,011	9,462
Income taxes	2,630	403	3,033

Income from continuing operations	5,821	608	6,429
Discontinued operations, net of income taxes	214	—	214

Net income	$6,035	608	6,643

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2004
(in millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$10,113	(255)	9,858
Interest and dividends on securities	4,472	167	4,639
Trading account interest	585	562	1,147
Other interest income	463	1,181	1,644

Total interest income	15,633	1,655	17,288

INTEREST EXPENSE
Interest on deposits	2,887	(34)	2,853
Interest on borrowings	1,575	899	2,474

Total interest expense	4,462	865	5,327

Net interest income	11,171	790	11,961
Provision for credit losses	215	42	257

Net interest income after provision for credit losses	10,956	748	11,704

FEE AND OTHER INCOME
Service charges and fees	2,071	1,133	3,204
Commissions	645	1,909	2,554
Fiduciary and asset management fees	748	2,071	2,819
Principal investing	(74)	335	261
Other income	2,544	(603)	1,941

Total fee and other income	5,934	4,845	10,779

NONINTEREST EXPENSE
Salaries and employee benefits	4,660	4,043	8,703
Occupancy and equipment	1,518	481	1,999
Other intangible amortization	388	43	431
Sundry expense	3,680	(147)	3,533

Total noninterest expense	10,246	4,420	14,666

Minority interest in income of consolidated subsidiaries	—	184	184

Income before income taxes	6,644	989	7,633
Income taxes	1,937	482	2,419

Net income	$4,707	507	5,214

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2006
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance December 31, 2005	$455	—	4,734	5,189
Purchases of common stock	—	—	(274)	(274)
Common stock issued for
Stock options and restricted stock	—	—	83	83
Acquisitions	—	—	1,349	1,349

Balance, December 31, 2006	455	—	5,892	6,347

PAID-IN CAPITAL
Balance, December 31, 2005	34,604	2,187	(5,619)	31,172
Purchases of common stock	—	—	(1,746)	(1,746)
Common stock issued for
Stock options and restricted stock	—	—	1,037	1,037
Acquisitions	2,752		18,346	21,098
Changes incident to business combinations	—	14,563	(14,563)	—
Deferred compensation, net	—	—	185	185

Balance, December 31, 2006	37,356	16,750	(2,360)	51,746

RETAINED EARNINGS
Balance, December 31, 2005	12,974	7,529	(8,530)	11,973
Cumulative effect of an accounting change, net of income taxes	41	—	—	41
Purchases of common stock	—	—	(2,493)	(2,493)
Net income	6,356	467	968	7,791
Acquisitions	832	—	(832)	—
Cash dividends	(3,750)	—	161	(3,589)

Balance, December 31, 2006	16,453	7,996	(10,726)	13,723

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2005	(659)	—	(114)	(773)
Minimum pension liability	—	—	29	29
Adjustment to initially apply SFAS 158, net of income losses	—	—	(1,086)	(1,086)
Net unrealized losses on debt and equity securities and on derivative financial instruments	(331)	—	61	(270)

Balance, December 31, 2006	(990)	—	(1,110)	(2,100)

Total stockholders’ equity, December 31, 2006	$53,274	24,746	(8,304)	69,716

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2004	$455	4,839	5,294
Purchases of common stock	—	(173)	(173)
Common stock issued for
Stock options and restricted stock	—	68	68

Balance, December 31, 2005	455	4,734	5,189

PAID-IN CAPITAL
Balance, December 31, 2004	24,214	6,906	31,120
Purchases of common stock	—	(711)	(711)
Common stock issued for
Stock options and restricted stock	—	830	830
Acquisitions	12,900	(12,897)	3
Excess capital returned to Parent Company	(2,510)	2,510	—
Deferred compensation, net	—	(70)	(70)

Balance, December 31, 2005	34,604	(3,432)	31,172

RETAINED EARNINGS
Balance, December 31, 2004	7,472	2,706	10,178
Purchases of common stock	—	(1,809)	(1,809)
Net income	6,035	608	6,643
Acquisitions	967	(967)	—
Cash dividends	(1,500)	(1,539)	(3,039)

Balance, December 31, 2005	12,974	(1,001)	11,973

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2004	778	(53)	725
Minimum pension liability	—	(19)	(19)
Net unrealized losses on debt and equity securities and on derivative financial instruments	(1,445)	(34)	(1,479)
Acquisitions	8	(8)	—

Balance, December 31, 2005	(659)	(114)	(773)

Total stockholders’ equity, December 31, 2005	$47,374	187	47,561

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2003	$455	3,919	4,374
Purchases of common stock	—	(159)	(159)
Common stock issued for
Stock options and restricted stock	—	85	85
Acquisitions		994	994

Balance, December 31, 2004	455	4,839	5,294

PAID-IN CAPITAL
Balance, December 31, 2003	24,216	(6,405)	17,811
Purchases of common stock	—	(651)	(651)
Common stock issued for
Stock options and restricted stock	—	890	890
Acquisitions	(2)	13,008	13,006
Deferred compensation, net	—	64	64

Balance, December 31, 2004	24,214	6,906	31,120

RETAINED EARNINGS
Balance, December 31, 2003	4,415	4,489	8,904
Net income	4,707	507	5,214
Purchases of common stock	—	(1,547)	(1,547)
Deferred income taxes on subsidiary stock	—	(87)	(87)
Cash dividends	(1,650)	(656)	(2,306)

Balance, December 31, 2004	7,472	2,706	10,178

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2003	1,303	36	1,339
Minimum pension liability	—	(65)	(65)
Net unrealized losses on debt and equity securities and on derivative financial instruments	(525)	(24)	(549)

Balance, December 31, 2004	778	(53)	725

Total stockholders’ equity, December 31, 2004	$32,919	14,398	47,317

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2006
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$6,356	467	968	7,791
Adjustments to reconcile net income to net cash provided (used) by operating activities
Gain on sale of discontinued operations	(46)	—	—	(46)
Accretion and amortization of securities discounts and premiums, net	(36)	—	(1)	(37)
Provision for credit losses	504	(23)	(47)	434
Gain on securitization transactions	(185)	—	(93)	(278)
Gain on sale of mortgage servicing rights	(29)	—	—	(29)
Securities transactions	(82)	2	(38)	(118)
Depreciation and other amortization	1,014	74	598	1,686
Deferred income taxes	628	—	(98)	530
Trading account assets, net	(2,312)	—	(513)	(2,825)
(Gain) loss on sales of premises and equipment	(3)	—	2	(1)
Contribution to qualified pension plan	(600)	—	—	(600)
Excess income tax benefits from share-based payment arrangements	—	—	(152)	(152)
Loans held for sale, net	(6,708)	193	176	(6,339)
Deferred interest on certain loans	—	(362)	—	(362)
Other assets, net	(227)	(677)	(1,646)	(2,550)
Trading account liabilities, net	1,510	—	(880)	630
Other liabilities, net	1,341	441	2,427	4,209

Net cash used by operating activities	1,125	115	703	1,943

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	27,894	130	3,571	31,595
Maturities of securities	17,021	—	1,827	18,848
Purchases of securities	(34,368)	—	(5,836)	(40,204)
Origination of loans, net	(24,071)	(1,022)	(419)	(25,512)
Sales of premises and equipment	178	7	107	292
Purchases of premises and equipment	(1,069)	—	(687)	(1,756)
Goodwill and other intangible assets	(1,767)	(33)	1,700	(100)
Purchase of bank-owned separate account life insurance	(2,544)	—	—	(2,544)
Cash equivalents acquired, net of purchases of banking organizations	1,146	—	(3,678)	(2,532)

Net cash used by investing activities	(17,580)	(918)	(3,415)	(21,913)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	16,975	2,549	(6,256)	13,268
Securities sold under repurchase agreements and other short-term borrowings, net	(12,118)	(2,051)	(3,077)	(17,246)
Issuances of long-term debt	25,715	—	16,714	42,429
Payments of long-term debt	(8,831)	—	(5,073)	(13,904)
Issuances of common stock, net	—	—	664	664
Purchases of common stock	—	—	(4,513)	(4,513)
Changes incident to business combinations	—	5,795	(5,795)	—
Excess income tax benefits from share-based payment arrangements	—	—	152	152
Cash dividends paid	(3,750)	—	161	(3,589)

Net cash provided (used) by financing activities	17,991	6,293	(7,023)	17,261

Increase (decrease) in cash and cash equivalents	1,536	5,490	(9,735)	(2,709)
Cash and cash equivalents, beginning of year	23,067	(3,529)	18,087	37,625

Cash and cash equivalents, end of year	$24,603	1,961	8,352	34,916

CASH PAID FOR
Interest	$13,323	1,184	1,872	16,379
Income taxes	2,803	—	(332)	2,471
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	2,422	—	—	2,422
Transfer to securities from loans held for sale resulting from securitizations	60	—	—	60
Transfer to loans from loans held for sale	335	—	—	335
Cumulative effect of an accounting change, net of income taxes	41	—	—	41
Issuance of common stock for purchase accounting acquisitions	—	—	22,447	22,447

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$6,035	608	6,643
Adjustments to reconcile net income to net cash provided (used) by operating activities
Gain on sale of discontinued operations	—	(214)	(214)
Accretion and amortization of securities discounts and premiums, net	214	2	216
Provision for credit losses	182	67	249
Gain on securitization transactions	(125)	(85)	(210)
Gain on sale of mortgage servicing rights	(26)	—	(26)
Securities transactions	(18)	(71)	(89)
Depreciation and other amortization	1,013	436	1,449
Deferred income taxes	833	(30)	803
Trading account assets, net	(3,129)	6,370	3,241
Loss on sales of premises and equipment	45	62	107
Contribution to qualified pension plan	(284)	(46)	(330)
Excess income tax benefits from share-based payment arrangements	—	(162)	(162)
Loans held for sale, net	(5,414)	(113)	(5,527)
Other assets, net	4,996	(1,079)	3,917
Trading account liabilities, net	(1,025)	(3,086)	(4,111)
Other liabilities, net	(872)	622	(250)

Net cash provided by operating activities	2,425	3,281	5,706

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	47,795	6,776	54,571
Maturities of securities	37,116	3,761	40,877
Purchases of securities	(87,029)	(13,972)	(101,001)
Origination of loans, net	(21,279)	(2,286)	(23,565)
Sales of premises and equipment	564	1,591	2,155
Purchases of premises and equipment	(723)	(2,039)	(2,762)
Divestiture of Corporate and Institutional Trust businesses	—	740	740
Goodwill and other intangible assets	(332)	(169)	(501)
Purchase of bank-owned separate account life insurance	(1,791)	—	(1,791)
Cash equivalents acquired, net of purchases of banking organizations	3,466	(3,432)	34

Net cash used by investing activities	(22,213)	(9,030)	(31,243)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	28,328	1,513	29,841
Securities sold under repurchase agreements and other short-term borrowings, net	(4,454)	2,214	(2,240)
Issuances of long-term debt	5,468	5,018	10,486
Payments of long-term debt	(7,414)	(869)	(8,283)
Issuances of common stock, net	—	337	337
Purchases of common stock	—	(2,693)	(2,693)
Excess capital returned to Parent Company	(2,510)	2,672	162
Cash dividends paid	(1,500)	(1,539)	(3,039)

Net cash provided by financing activities	17,918	6,653	24,571

Increase (decrease) in cash and cash equivalents	(1,870)	904	(966)
Cash and cash equivalents, beginning of year	24,937	13,654	38,591

Cash and cash equivalents, end of year	$23,067	14,558	37,625

CASH PAID FOR
Interest	$8,029	1,600	9,629
Income taxes	3,317	(285)	3,032
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	931	—	931
Transfer to securities from loans held for sale resulting from securitizations	212	—	212
Transfer to loans from loans held for sale	$12,636	—	12,636

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,707	507	5,214
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	180	11	191
Provision for credit losses	215	42	257
Gain on securitization transactions	(113)	—	(113)
Gain on sale of mortgage servicing rights	(34)	—	(34)
Securities transactions	21	(11)	10
Depreciation and other amortization	957	458	1,415
Deferred income taxes	(1,451)	(83)	(1,534)
Trading account assets, net	(3,456)	(7,615)	(11,071)
Loss on sales of premises and equipment	92	9	101
Excess income tax benefits from share-based payment arrangements	—	(70)	(70)
Loans held for sale, net	(3,176)	(1,180)	(4,356)
Contribution to qualified pension plan	(253)	(26)	(279)
Other assets, net	741	(182)	559
Trading account liabilities, net	(1,459)	3,923	2,464
Other liabilities, net	(1,595)	987	(608)

Net cash used by operating activities	(4,624)	(3,230)	(7,854)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	48,073	7,320	55,393
Maturities of securities	28,457	1,377	29,834
Purchases of securities	(85,437)	(3,673)	(89,110)
Origination of loans, net	(15,601)	3,365	(12,236)
Sales of premises and equipment	464	116	580
Purchases of premises and equipment	(677)	(283)	(960)
Goodwill and other intangible assets	(311)	(160)	(471)
Purchase of bank-owned separate account life insurance	(257)	(115)	(372)
Cash equivalents acquired, net of purchases of banking organizations	—	1,110	1,110

Net cash provided (used) by investing activities	(25,289)	9,057	(16,232)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	47,392	(10,665)	36,727
Securities sold under repurchase agreements and other short-term borrowings, net	(7,297)	(4,734)	(12,031)
Issuances of long-term debt	1,340	7,155	8,495
Payments of long-term debt	(2,863)	(2,216)	(5,079)
Issuances of common stock, net	—	646	646
Purchases of common stock	—	(2,357)	(2,357)
Excess income tax benefits from share-based arrangements	—	70	70
Cash dividends paid	(1,650)	(656)	(2,306)

Net cash provided (used) by financing activities	36,922	(12,757)	24,165

Increase (decrease) in cash and cash equivalents	7,009	(6,930)	79
Cash and cash equivalents, beginning of year	17,928	20,584	38,512

Cash and cash equivalents, end of period	$24,937	13,654	38,591

CASH PAID FOR
Interest	$4,433	774	5,207
Income taxes	3,639	315	3,954
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	213	—	213
Transfer to loans from securities resulting from terminated securitizations	980	—	980
Transfer to loans held for sale from securities resulting from terminated securitizations	3,918	—	3,918
Transfer to loans from loans held for sale	8,558		8,558
Issuance of common stock for purchase accounting merger	$—	14,000	14,000

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.